CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2, Amendment 2, of our report dated November 16, 2004, relating to the financial statements of Getting Ready Corporation, and to the reference to our firm under the caption "Experts" in the prospectus.

/S/

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
November 19, 2004